                                                                   EXHIBIT 23.3







                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the InfoAccess, Inc. 1990 Stock Option Plan and InfoAccess, Inc. 1995 Stock Option Plan of our report dated June 30, 1997, except for Note 9, as to which the date is April 28, 1999, with respect to the consolidated financial statements of IntraNet Solutions, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 1999, filed with the Securities and Exchange Commission.


                                               /s/ ERNST & YOUNG LLP
Minneapolis, Minnesota
November 12, 1999